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                                                                    Exhibit 3.1

                             RESTATED CERTIFICATE
                             --------------------
                               OF INCORPORATION
                               ----------------
                                      OF
                                      --
                              MMI COMPANIES. INC.
                              -------------------


     The undersigned hereby adopt the following Restated Certificate of Incorporation of MMI COMPANIES, INC., originally incorporated as Hospital Shared Services, Inc. (the "Corporation"), which filed its original Certificate of Incorporation with the Secretary of State of Delaware on May 5, 1983 and filed its Restated Certificate of Incorporation with the Secretary of State of Delaware on December 12, 1984. The Restated Certificate of Incorporation of MMI Companies, Inc. is amended to add Article Ninth included in the Restated Certificate of Incorporation hereinafter set forth. This Restated Certificate of Incorporation and the amendment herein specified were duly adopted by the stockholders in accordance with the provisions of Sections 242 and 245 of Delaware Corporation law on April 16, 1987. The Restated Certificate of Incorporation of MMI COMPANIES, INC., as amended, now reads in full as follows:

                                     FIRST
                                     -----

     The name of the Corporation is MMI COMPANIES, INC.

                                     SECOND
                                     ------

     The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Sq., Suite L-100 in the City of
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Dover, County of Kent.  The name of its registered agent at such address is
United States Corporation company.

                                     THIRD
                                     -----

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     FOURTH
                                     ------

     The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares common stock with 10 cent par value and 1,000,000 shares of preferred stock with $20 par value, which may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation pursuant to authority expressly vested in it by the provisions of this Restated Certificate of Incorporation.

     Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the

                                      -2-
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payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

                                     FIFTH
                                     -----

     The business of the Corporation shall be managed and controlled by the Board of Directors which may do all such lawful acts and things as are not by statute, or the Certificate of Incorporation or the Corporation's By-Laws directed or required to be exercised or done by the stockholders. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

     (1)  To make, alter or repeal the by-laws of the Corporation; and
     (2) To provide for the indemnification of directors, officers, management, employees and agents of the Corporation, and of persons who serve other enterprises in such or similar capacities at the request of the Corporation, to the full extent permitted by the General Corporation Law of Delaware or any other applicable laws, as may from time to time be in effect.

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     (3)  To designate by resolution or resolutions the voting powers full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions on authorized, preferred shares.

                                     SIXTH
                                     -----

     1. The number of Directors which shall constitute the entire Board shall be as provided from time to time by resolution of the Board of Directors. The Directors shall be elected at the Annual Meeting of the stockholders to three year staggered terms. The Directors shall be divided into three classes of nearly equal size, the term of office of those of the first class to expire at the next annual meeting of the stockholders; the term of office of the second class one year thereafter; and the term of office of the third class two years thereafter. At each annual election held after the classification and election of Directors, Directors shall be elected for a full three-year term. The number of Directors and the classification thereof may be increased, decreased and changed from time to time by resolution of the Board of Directors. Each Director elected shall hold office for the number of years elected and upon the anniversary date of his election, his term shall expire unless terminated earlier by his death, resignation or removal in a manner permitted by statute or this Certificate of

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Incorporation. Vacancies and newly-created directorships resulting from any increase in the authorized number of Directors, may be filled by the vote of a majority of the Directors then in office, although less than a quorum, and any Director so chosen shall hold office until the next annual election of Directors and until his successor is duly elected and qualified or until his earlier death, resignation or removal in a manner permitted by this Certificate of Incorporation. Directors need not be stockholders.

     2. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided by the By-laws of the Corporation.

     3. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                      -5-
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                                    SEVENTH
                                    -------

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement, and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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                                     EIGHTH
                                     ------

     The Corporation reserves the right to amend its Restated Certificate of Incorporation, and to thereby change or repeal any provision therein contained from time to time, in the manner prescribed at the time by statute, and all rights conferred upon stockholders by such Restated Certificate of Incorporation are granted subject to this reservation.

                                     NINTH
                                     -----

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or any corresponding provision of the General Corporation Law of the State of Delaware.

                                     TENTH
                                     -----

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or duly called special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called at any time and only by the Board of Directors pursuant to a resolution approved by a majority of the

                                      -7-
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entire Board of Directors. Each special meeting shall be held at such date, time and place either within or without the State of Delaware as shall be designated by the Board of Directors at least ten days prior to such meeting. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

     IN WITNESS WHEREOF, we have signed this Amended and Restated Certificate this 20th day of March, 1992.

                              MMI COMPANIES, INC.


                              By: /s/ B. Frederick Becker
                                  --------------------------
                              Its: President
                                   -------------------------

ATTEST:



/s/ Wayne A. Sinclair
- - --------------------------
               , Secretary

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                           CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MMI COMPANIES, INC.


It is hereby certified that:

     1. The name of the corporation (hereinafter the "Corporation") is MMI Companies, Inc.

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by amending Article Fourth in its entirety to read as follows:

                                    "FOURTH

          The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000 shares of common stock, 10 cents par value per share, and 5,000,000 shares of preferred stock, $20 par value per share, which may be issued in one or more classes or series, from time to time, and which may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of such stock, and the Board of Directors is hereby expressly vested with authority to the full extent now or thereafter provided by law to adopt such resolution or resolutions."

     3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed as of April 20, 1995.

                                       MMI COMPANIES, INC.


                                       By: /s/ George S. Rosic
                                           -------------------------
                                               George S. Rosic
                                               Assistant Secretary